1998 AMENDMENT TO THE FOURTH AMENDED AND RESTATED
                       LOAN AGREEMENT AND OTHER DOCUMENTS

         THIS 1998 AMENDMENT TO THE FOURTH AMENDED AND RESTATED LOAN AGREEMENT AND OTHER DOCUMENTS ("1998 Amendment") is made as of this 4th day of March, 1998 between MARTIN COLOR-FI, INC., a South Carolina corporation ("MCF"), STAR FIBERS CORP., a South Carolina special purpose corporation ("Star Fibers") and BUCHANAN INDUSTRIES, INC., a South Carolina corporation ("BI") (MCF, Star Fibers and BI are individually or collectively, as the context requires, referred to as "Borrower" or "Borrowers") and NATIONSBANK, N.A. ("Bank").

                               Factual Background

         A. Bank has extended to Borrowers various loans and credit facilities (collectively, the "Loans") pursuant to the terms of that certain Fourth Amended and Restated Loan and Security Agreement (as amended, modified or restated, the "Loan Agreement") between Borrower and the Bank dated as of September 30, 1997. The Loans are secured inter alia by a perfected first priority lien on all real and personal property of the Borrowers pursuant to various mortgages, deeds to secure debt, assignments and security agreements (collectively, the "Security Documents").

         B. Bank, at Borrowers' request, has agreed to extend to Borrowers an overline (the "Overline") to the Revolving Credit Loan (as such term is defined in the Loan Agreement). The Overline shall be in the maximum principal amount of $2,500,000 and shall be evidenced by an Overline Promissory Note (as amended or modified, the "Overline Note") dated of even date, executed and delivered by Borrower to Bank.

         C. Borrowers and Bank now desire to execute this 1998 Amendment to modify and amend the provisions of the Loan Agreement and the Security Documents in the manner hereinafter set forth, with the specific understanding and agreement that, except as herein modified and amended, the terms and provisions of the Loan Agreement, the Security Documents and all documents related thereto shall remain unchanged and continue in full force and effect as therein written.

         D. All capitalized terms used, but not defined, in this 1998 Amendment shall have the meaning ascribed to such term in the Loan Agreement.

         NOW, THEREFORE, in consideration of the foregoing, to induce the Bank to extend the Overline, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

         1. All terms, conditions and provisions of the Factual Background are incorporated in, and shall be a part of, the agreement between Borrowers and Bank.

         2. The Borrowers specifically agree that the Overline shall be subject to and governed by the Loan Agreement.

         3. The Loan Agreement is hereby amended as follows:

          (i) By including the following provision at the end of the definition of the term "Collateral Certificate" appearing in Section 1.1:

               ; provided, during the period of time in which the Overline is available to Borrowers, the term "Collateral Certificate" shall also include the Overline Collateral Certificate, in the form established by Bank, as may be amended from time to time;


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          (ii) By  deleting  the  definition  of  the  term  "Loan"  or  "Loans"
               appearing in Section 1.1 and substituting in lieu thereof the following:

               "Loan" or "Loans" shall mean the individual or collective reference, as the context requires, to the Revolving Credit, the Overline, the Term Loan and the 1997 Term Loan.

          (iii)By including the following provision at the end of the definition of the term "Monthly Borrowing Base Certificate" appearing in
               Section 1.1:

               ; provided, during the period of time in which the Overline is available to Borrowers, the term "Monthly Borrowing Base Certificate" shall also include the Overline Monthly Borrowing Base Certificate, in the form established by Bank, as may be amended from time to time;

          (iv) By deleting  the  definition  of the term  "Notes"  appearing  in
               Section 1.1 and substituting in lieu thereof the following:

               "Note" or "Notes" shall mean the individual or collective reference, as the context requires, to the Revolving Credit Note, the Overline Note, the Term Note, the 1997 Term Note and any other notes as may be outstanding from time to time, under this Agreement, which are properly executed, completed and delivered to Bank, as the same may be amended from time to time and all other notes delivered in substitution, addition or exchange for any thereof.

          (v) By inserting the following definitions in Section 1.1 after the term "Obligations":

               "Overline" shall mean the Overline to the Revolving Credit Loan in the maximum principal amount of up to $2,500,000 pursuant to the terms of and as more particularly set forth in Article 2A of this Agreement.

               "Overline Documents" shall mean and refer to, collectively, all those certain documents and instruments executed in connection with the Overline, including this Agreement, the Overline Note, the Mortgages, the Security Agreements, the Assignment of Leases, the Assignment of Contracts, the Financing Statements and any other documents executed in connection with the Overline as such documents and instruments may be amended, substituted or renewed from time to time.

               "Overline  Note"  shall mean and refer to that  certain  Overline
               Promissory Note in the original principal amount of up to $2,500,000 dated as of March 4, 1998 executed and delivered by Borrowers to Bank, as the same may be amended, renewed or substituted from time to time.

          (vi) By  deleting  in its  entirety  the  remainder  of the portion of
               Section 2.5 commencing with the words "provided, however" and substituting in lieu thereof the following:

               provided, however, that the aggregate principal amount outstanding under the Revolving Credit Loan and the Overline supported by Borrowers' and any Approved Subsidiaries' Eligible Inventory shall not exceed, at any one time (i) except as provided in (ii) below, 55% of the total principal amount outstanding under the Revolving Credit Loan; and (ii) during the period of time commencing on December 31, 1997 and ending on June 2, 1998, sixty percent (60%) of the total principal outstanding under the Revolving Credit Loan and the Overline. The availability under the Revolving Credit Loan and the Overline for each week shall be determined by the then-current Collateral Certificate delivered in accordance with Section 7.1(k) of this Agreement.

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          (vii) By inserting the following after Article 2:

               2A. OVERLINE.

               2.1.A. General Terms. During the period of time commencing on March 4, 1998 and ending on June 2, 1998 and subject to the terms of this Agreement, Bank will lend, on a revolving credit basis, to Borrowers and Borrowers will borrow from Bank such sums as Borrowers may from time to time request but which will not exceed an aggregate principal amount outstanding at any one time, equal to the lesser of (a) the amount available to be outstanding in accordance with the margin requirements stated in Section 2.4.A. hereof, or (b) Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000). The proceeds of the Overline shall be used for the same purposes as the proceeds of the Revolving Credit Loan, and the proceeds of the Overline will be made available to Borrowers only during such time that no availability exists under the Revolving Credit Loan. Borrower will be required to make repayments of principal outstanding under the Overline immediately and as and when necessary to comply with the margin requirements stated in Section 2.4.A., or upon demand by Bank in connection with an acceleration of the Overline, or immediately upon the termination of Article 2A of this Agreement in accordance with Section 2.6.A. of this Agreement.

               2.2.A. Disbursements of the Overline. Disbursements of principal under the Overline may be made on any Business Day, provided that, in addition to all other terms of this Agreement: (A) Borrowers shall have delivered to Bank oral or written notice in form and content acceptable to Bank no later than 11:00 a.m. (Columbia, South Carolina time) on the proposed funding date, which notice shall specify the proposed funding day, the amount requested and contain other information required by Bank; (B) Borrowers and any Approved Subsidiary shall have delivered to Bank an executed, properly completed then current Monthly Borrowing Base Certificate and Collateral Certificate with respect to the Overline, with the then current Collateral Certificate with respect to the Overline governing the availability under the Overline for the period of time until receipt by Bank of the next Collateral Certificate with respect to the Overline; (C) no Event of Default or Default Condition has occurred; and (d) no availability under the Revolving Credit Loan exists. Each delivery of an executed and properly completed Monthly Borrowing Base Certificate and Collateral Certificate with respect to the Overline shall constitute a representation by the Borrowers and any Approved Subsidiary that, as of the date of such Monthly Borrowing Base Certificate or Collateral with respect to the Overline (1) all material representations and warranties made by the Borrowers and any Approved Subsidiary in this Agreement are true and correct, unless otherwise disclosed to Bank in writing and approved by Bank, (2) Borrowers or any Approved Subsidiary have not failed to observe any of its undertakings hereunder, (3) no Event of Default has occurred, and
               (4) no fact, condition, or event has occurred or exists that, with the giving of notice or the passage of time or both, could become an Event of Default. Bank will credit the proceeds of all disbursements under the Overline to the Collateral Account. Bank shall not incur any liability to the Borrowers (x) for acting upon any telephonic notice or other oral notice for a requested disbursement that Bank believes in good faith was given by the Controller, the Chief Financial Officer or another officer deemed acceptable to Bank in its sole discretion, or (y) for otherwise acting good faith in disbursing proceeds under the Overline.

               2.3.A. Overline Note. The obligation to repay the Overline is evidenced by the Overline Note.

               2.4.A. Margin Requirement Under Overline. In addition to the limitations set forth in Section 2.1.A. of this Agreement, the aggregate principal amount outstanding at any one

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               time  under  the  Overline  as  determined  by  the  most  recent
               Collateral Certificate may not exceed the difference of:

                    (X) the sum of (i) ninety percent (90%) of the face amount of Borrowers' and any Approved Subsidiary's Eligible Accounts Receivable which are subject to factoring agreements with NationsBanc Commercial Corporation and are acceptable to Bank; plus (ii) eighty percent (80%) of the face value of Borrowers' and any Approved Subsidiary's Eligible Accounts Receivable which are not subject to factoring agreements with NationsBanc Commercial Corporation that are acceptable to Bank; plus (iii) fifty percent (50%) of the value of Borrowers' and any Approved Subsidiary's Eligible Inventory (provided, however, that the aggregate principal amount outstanding under the Revolving Credit Loan and the Overline supported by Borrowers' and any Approved Subsidiary's Eligible Inventory shall not exceed, at any one time sixty percent (60%) of the total principal outstanding under the Revolving Credit Loan and the Overline), minus

                    (Y) principal outstanding under the Revolving Credit Loan.

               2.5.A. Fees. In consideration of NationsBank extending the Overline, Borrowers shall pay a commitment fee equal to $10,000, which fee shall be due and payable upon the delivery of the Overline Note. Additionally, Borrower further shall pay an "user fee" under the Overline to be assessed and due and payable on June 2, 1998, which fee will equal one-eighth of one percent (0.125%) per annum of the average unused portion of the Overline calculated on a daily basis.

               2.6.A. Termination. This Agreement as it relates to the Overline shall be terminated (a) by Bank or notice to Borrowers at any time in connection with the acceleration pursuant to Section 9.2 hereof; or (b) have not sooner demanded, on June 2, 1998. The termination of this Agreement as it relates to the Overline shall in no way effect or impair any right of Bank arising prior thereto or by reason thereof, nor shall any such termination relieve Borrowers of any Obligations under the Overline until all Obligations under the Overline are fully paid and performed, nor shall any such termination effect any right or remedy of Bank arising from any other Obligation. All agreements, warranties and representations of Borrowers shall survive termination.

               2.7.A. Additional Provisions. All other terms, conditions, representations, warranties and covenants contained in Article 2 and elsewhere in the Loan Agreement, to the extent not in consistent to the express provisions of this Article 2A., shall apply to the Overline.

          (viii) By deleting Section 7.1(aa) in its entirety and substituting in lieu thereof the following:

               (aa) Borrowers, on a consolidated basis, must maintain a Funded Debt Ratio of less than or equal to (i) 4.00 to 1.00 for the twelve (12) month period ending on December 31, 1998; and (ii)
               3.00 to 1.00 for each twelve (12) month period ending on the closing date of each of Borrowers' fiscal quarters commencing with the first fiscal quarter of fiscal year 1999.

         4. The Overline shall be secured by a perfected security interest in or lien on any and all of Borrowers' real and personal property pursuant to the Security Documents; the Borrowers hereby grant to Bank such security interests and liens; and the Security Documents are amended as necessary to grant such security interests in favor of Bank.


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



         5. Except as otherwise modified herein, the Security Documents shall continue to secure the obligations of the Borrowers or other parties as described therein with the same force and effect as when originally executed. It is intended that this 1998 Amendment will not disturb the existing priority of the liens granted pursuant to the Security Documents.

         6. Except as provided herein, the Loan Agreement, the Security Documents and the other Loan Documents shall remain unchanged and in full force and effect.

         7. All agreements of Borrower contained herein shall survive the execution and delivery of this 1998 Amendment, and all representations, warranties and covenants contain in the Loan Agreement and the Loan Documents are true, accurate, satisfied and/or not breached as of the date of this 1998 Amendment.

         8. This 1998 Amendment shall be governed by and construed in accordance with the laws of the State of South Carolina.

         9. Borrowers represent and warrant that they are represented by legal counsel of their choice, are fully aware of the terms contained in this 1998 Amendment and the Overline Note and have voluntarily and without coercion or duress of any kind entered into this 1998 Amendment, the Overline Note and any documents executed in connection with this 1998 Amendment.

         10. Borrowers acknowledge and agree that (A) they have (i) independently reviewed and approved each and every provision of this 1998 Amendment, the Overline Note and any and all other documents and items as it or its counsel have deemed appropriate, (ii) entered into this 1998 Amendment and executed this 1998 Amendment and the other closing documents, including the Overline Note, with the advice of its legal counsel, and (iii) not relied in any way on any representation, warranty, statement of fact or opinion, understanding, disclosure or nondisclosure of the Bank, and have not been induced by the Bank in any way, except for the consideration recited herein, in entering into this 1998 Amendment and executing this 1998 Amendment and the other closing documents contemplated hereby, including the Overline Note, and
(B) the Bank has not made any warranties or representations of any kind in connection with this transaction except as specifically set forth herein or in the documents executed in conjunction with this 1998 Amendment.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this 1998 Amendment as of the date first above written.


                              [SIGNATURES OMITTED]


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